Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Northeast Utilities (the registrant) for the period ending March 31, 2014 as filed with the Securities and Exchange Commission (the Report), we, Thomas J. May, Chairman, President and Chief Executive Officer of the registrant, and James J. Judge, Executive Vice President and Chief Financial Officer of the registrant, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1)                                     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)                                     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

/s/	Thomas J. May
Thomas J. May
Chairman, President and Chief Executive Officer

/s/	James J. Judge
James J. Judge
Executive Vice President and Chief Financial Officer

Date:  May 2, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.